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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9278 (Commission File Number)	31-1168055 (IRS Employer Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277
(Address of principal executive offices)

704-501-1100
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets

        On December 2, 2010, Carlisle Companies Incorporated ("Parent") announced the successful completion of the acquisition of Hawk Corporation ("Hawk") for $50.00 per share in cash, or approximately $414 million in the aggregate.

        On November 1, 2010, HC Corporation, a wholly owned subsidiary of Parent (the "Purchaser"), commenced its tender offer to acquire all the outstanding shares of Hawk's Class A common stock (together with the associated preferred share purchase rights) (the "Shares") at a purchase price of $50.00 per share, net to the seller in cash, without interest, less any applicable withholding taxes. The tender offer expired at 12:00 midnight, New York City time, at the end of the day on Tuesday, November 30, 2010, and the depositary for the tender offer advised that, as of such expiration time, 7,321,448 Shares had been validly tendered and not withdrawn, representing approximately 94% of the outstanding Shares. All of these Shares have been accepted for payment by the Purchaser.

        On December 1, 2010, Parent and the Purchaser effected the "short-form" merger under Delaware law of the Purchaser with and into Hawk, with Hawk continuing as the surviving corporation and wholly owned by Parent (the "Merger"), in accordance with the Agreement and Plan of Merger, dated October 14, 2010, among Parent, the Purchaser and Hawk. As a result of the purchase of Shares in the tender offer, Parent and the Purchaser had sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Hawk. In the Merger, each Share not previously purchased in the tender offer was converted, subject to appraisal rights, into the right to receive $50.00, net to the seller in cash, without interest, less any applicable withholding taxes.

        As a result of the completion of the Merger, December 1, 2010, was the last day Hawk Class A common stock traded on the NYSE Amex.

        The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 with respect to the source of funds used in the above described acquisition of Hawk.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

        On November 30, 2010, Parent initiated a borrowing under that Second Amended and Restated Credit Agreement, dated as of July 12, 2007, among Parent and Carlisle Management Company (together with Parent, the "Borrowers"), JPMorgan Chase Bank, N.A., as Administrative Agent and the Banks listed therein (the "Credit Agreement"), in an amount of $325 million to fund the acquisition of Hawk (the "Acquisition Loan"). The Credit Agreement provides for a $500 million revolving line of credit, of which a total of $325 million is currently outstanding and $144.4 million is available for additional borrowing.

        The Credit Agreement provides for grid-based interest pricing based upon the credit rating of Parent's senior unsecured bank or other unsecured senior debt and the Borrowers' utilization of the revolving line of credit. Pursuant to the Credit Agreement, the Borrowers are subject to certain financial covenants, including minimum consolidated total leverage ratio and minimum consolidated net worth. The leverage ratio is the ratio of consolidated financed liabilities to consolidated earnings before interest expense, income taxes, depreciation and amortization.

        The Credit Agreement contains customary covenants including limitations on the ability of Parent and its subsidiaries to incur debt, make certain investments, make acquisitions, incur liens, dispose of assets, and make non-cash distributions to its shareholders. These limitations are subject to significant exceptions as set forth in the Credit Agreement. The Credit Agreement provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants, false representations or cross defaults.

        In addition to JPMorgan Chase, the following lenders are parties to the Credit Agreement: Wells Fargo, Bank of America, N.A., SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ Trust Company, Citicorp North America, Inc., Mizuho Corporate Bank (USA), BNP Paribas, Credit Agricole, Bank of China, New York Branch, PNC Bank and Bank Hapoalim B.M. (collectively, the "Lenders"). The following Lenders provide Parent general banking and/or investment advisory services: JPMorgan Chase, Wells Fargo, Bank of America, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ Trust Company, Bank of China, Citicorp North America, Inc., BNP Paribas, Credit Agricole and PNC Bank. The Lenders and their affiliates have in the past provided, and in the future may provide, commercial banking and other services to Parent and its subsidiaries. Those parties have received, and may in the future receive, customary compensation for such services.

        The foregoing description of the Credit Agreement and the Acquisition Loan is qualified in its entirety by reference to the complete terms of the Credit Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 8.01    Other Events

        On December 2, 2010, Parent issued a press release announcing the completion of the Merger. The press release is filed as Exhibit 99.2 and incorporated herein by reference.

        In addition to other risk factors disclosed in Parent's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, Parent's stockholders and investors should consider the following risk factors involved in Parent's acquisition of Hawk. Throughout the following risk factors, Parent is alternatively referred to "we", "us", and "our".

         We may not be able to successfully integrate Hawk.

        Our ability to successfully implement our business plan and achieve targeted financial results is dependent on our ability to successfully integrate Hawk. The process of integrating Hawk involves risks. These risks include, but are not limited to:

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  demands on management related to the increase in the size of our business;

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  diversion of management's attention from the management of daily operations, and performance shortfalls as a result of the diversion of management's attention;

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  our increased indebtedness;

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  difficulties in the assimilation of different corporate cultures and business practices;

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  integrating information, purchasing, accounting, finance, sales, billing, payroll and regulatory compliance systems;

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  preserving customer, supplier, research and development, distribution, marketing, promotion and other important relationships;

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  retaining employees that may be vital to the integration of departments, information technology systems, including accounting systems, technologies, books and records, and procedures, and maintaining uniform standards, such as internal accounting controls, procedures, and policies; and

  •
  costs and expenses associated with any undisclosed or potential liabilities.

        Failure to successfully integrate Hawk may result in reduced levels of revenue, earnings or operating efficiency than might have been achieved if we had not acquired such business. In addition, the acquisition has resulted in the incurrence of additional debt and related interest expense, contingent liabilities, and amortization expenses related to intangible assets, which could have a material adverse effect on our financial condition, operating results and cash flow.

         We may not be able to achieve the benefits that we expect to realize as a result of the Hawk acquisition. Failure to achieve such benefits could have an adverse effect on our financial condition and results of operations.

        We may not be able to realize anticipated cost savings, revenue enhancements or other synergies from the acquisition, either in the amount or within the time frame that we expect. In addition, the costs of achieving these benefits may be higher than, and the timing may differ from, what we expect. Our ability to realize anticipated cost savings, synergies and revenue enhancements may be affected by a number of factors, including, but not limited to, the following:

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  the use of more cash or other financial resources on integration and implementation activities than we expect;

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  increases in other expenses unrelated to the acquisition, which may offset the cost savings and other synergies from the acquisition;

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  our ability to eliminate duplicative back office overhead and redundant selling, general, and administrative functions; and

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  our ability to avoid labor disruptions in connection with any integration.

        While we expect the acquisition of Hawk to create significant opportunities to reduce our combined operating costs, these cost savings reflect estimates and assumptions made by our management, and it is possible that our actual results will not reflect these estimates and assumptions within our anticipated timeframe or at all. If we fail to realize anticipated cost savings, synergies, or revenue enhancements, our financial results may be adversely affected, and we may not generate the cash flow from operations that we anticipate.

         Hawk is dependent on a small number of customers for a large portion of its sales. Loss of revenue from large customers could have a negative impact on our combined results of operations and overall financial condition.

        During the fiscal year ended December 31, 2009, Hawk's top five customers made up approximately 44.5% of its total net sales. Its largest customer accounted for approximately 17.3% of its total net sales in 2009. Loss of any of those customers or significant changes in prices or other terms with any of those customers could adversely affect our combined results of operations and financial position.

Environmental, health and safety liabilities and requirements could require us to incur material costs.

        We are subject to increasingly stringent environmental laws and regulations, including those relating to air emissions, wastewater discharges, chemical and hazardous waste management and disposal. Some of these environmental laws hold owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances or wastes. Other environmental laws and regulations require us to obtain and comply with environmental permits. To date, our costs of complying with environmental, health and safety requirements have not been material. The nature of our operations and the long history of industrial activities at some of our current or former facilities and some of our acquired assets could expose us to potentially material environmental liabilities.

        While we will have to comply with existing and pending climate change legislation, regulation, international treaties or accords, current law and regulation does not have a material impact on our business, capital expenditures or financial position. Future events, including those relating to climate change or greenhouse gas regulation, could require us to make additional expenditures to modify or curtail our operations, install pollution control equipment or investigate and cleanup contaminated sites.

Item 9.01    Financial Statements and Exhibits

  (a)
  Financial Statements of Business Acquired

  (1)
  Hawk's audited consolidated balance sheet as of December 31, 2009, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2009, and the related notes to those financial statements are filed as Exhibit 99.3 and incorporated herein by reference.

  (2)
  Hawk's unaudited consolidated balance sheet as of September 30, 2010, and the unaudited statements of operations, and cash flows for the nine months ended September 30, 2010 and 2009, and the related notes to those financial statements are filed as Exhibit 99.4 and incorporated herein by reference.

  (b)
  Pro Forma Financial Information

  (1)
  Unaudited pro forma condensed consolidated balance sheets of Parent and Hawk for the nine months ended September 30, 2010, the unaudited pro forma condensed consolidated statements of earnings for the nine months ended September 30, 2010, the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 2009, and the related notes to those financial statements are filed as Exhibit 99.5 and incorporated herein by reference.

  (d)
  Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm*
99.1	Second Amended and Restated Credit Agreement, dated as of July 12, 2007, among Carlisle Companies Incorporated, Carlisle Management Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the Banks listed therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Carlisle Companies Incorporated on July 17, 2007).
99.2	Press release issued on December 2, 2010.*
99.3	Hawk Corporation's audited consolidated balance sheet as of December 31, 2009, the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2009, and the related notes to those financial statements.*
99.4	Hawk Corporation's unaudited consolidated balance sheet as of September 30, 2010, and the unaudited statements of operations and cash flows for the nine months ended September 30, 2010 and 2009, and the related notes to those financial statements.*
99.5	Unaudited pro forma condensed combined balance sheet of Carlisle Companies Incorporated and Hawk Corporation as of September 30, 2010, the unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2010, and the unaudited pro forma condensed combined statements of earnings for the year ended December 31, 2009, and the related notes to those pro forma financial information.*

*
Filed herewith.

 SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2010	CARLISLE COMPANIES INCORPORATED
	By:	/s/ STEVEN J. FORD Steven J. Ford Vice President and Chief Financial Officer

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  Item 2.01 Completion of Acquisition or Disposition of Assets
  Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURE